Exhibit 99.1

                         UNITED STATES BANKRUPTCY COURT
                                                              P-00025
                   CENTRAL DISTRICT OF CALIFORNIA - LOS ANGELES
                                                           CHAPTER: 11
                                                               IN RE:
                           CASE NUMBER: LA 86-14243BR
90012     B8614243               DISCOVERY  OIL,  LTD.          SSN/ID:
U.S.  BANKRUPTCY  COURT                                        83-0207909
ROOM  906,  U.S.  COURTHOUSE     2049  CENTURY  PARK  EAST
312  NO.  SPRING  ST.               STE  890
LOS  ANGELES,  CA  900012-4701     LOS  ANGELES,  CA  90062-3101

                  NOTICE OF ORDER CONFIRMING PLAN AND DISCHARGE


                                             U.S.  BANKRUPTCY  COURT
                                             ROOM  906,  U.S.  COURTHOUSE
                                             312  NO  SPRING  ST.
                                             LOS  ANGELES,  CA  90012-4701


TO  THE  DEBTORS,  HIS  CREDITORS  AND  OTHER  PARTIES  IN  INTEREST:

     NOTICE IS HEREBY GIVEN OF THE ENTRY OF ORDER OF THIS COURT ON 5/5/88 CONFIRMING THE DEBTOR'S PLAN OF REORGANIZATION FILED ON 3/23/88 AND PROVIDEING FURTHER THAT:

A.     EXCEPT  AS  OTHERWISE  PROVIDED  OR  PERMITTED BY THE PLAN OR THIS ORDER:
(1)     THE  ABOVE  NAMED  DEBTOR  IS  REALEASEDFROM  ALL  DISCHARGEABLE  DEBTS:
(2) ANY JUDGEMENT HERETOFORE OR HEREAFTER OBTAINED IN ANY COURT OTHER THAN THIS COURT IS NULL AND VOID AS DETERMINATION OF THE PERSONAL LIABILITY OF THE DEBTOR WITH RESPECT TO ANY OF THE FOLLOWING:

(A)     DEBTS  DISCHARGEABLE  UNDER  11  U.S.C.  SECTION  523;
(B) UNLESS HERETOFORE OR HEREAFTER DETERMINED BY ORDER OF THIS COURT TO BE NONDISCHARGEABLE, DEBTS ALLEGED TO BE EXCEPTED FROM THIS COURT TO BE NONDISCHARGEMABE, DEBTS ALLEGED TO BE EXCEPTED FROM DISCHARGE UNDER CLAUSES (2),
(4),  AND  (6)  OF  11  U.S.C.  SECTION  523  (A);  11  U.S.C.  SECTION 523 (D).

B. ALL CREDITORS WHOSE DEBTS ARE DISCHARGED BY THIS ORDER AND ALL CREDITORS HAVING CLAIMS OF A TYPE REFERRED TO IN PARAGRAPH A(2) ABOVE ARE ENJOINED FROM INSTITUTING OR CONTINUING ANY ACTION OR EMPLOYING ANY PROCESS TO COLLECT SUCH DEBTS A PERSONAL LIABILITES OF THE ABOVE-NAMED DEBTOR.






                                   DATED  MAY  13,  1988  AT  LOS  ANGELES,  CA
                                             FOR  THE  COURT
                                        JACK  L.  WAGNER,  CLERK  OF  COURT









Exhibit 99.2

Russell  H.  Rapoport,  Esq.,  SB#  58083
PLOTKIN,  RAPOPORT  &  NAHMIAS
16633  Ventura  Blvd.,  Suite  800
Encino,  CA  91436-1836
(818)  906-1600

Attorneys  for  Discovery  Oil
RHR/svp


                         UNITED STATES BANKRUPTCY COURT
                     FOR THE CENTRAL DISTRICT OF CALIFORNIA

In  re:     )     Case  No.:  No.  LA  86-14243  BR
DISCOVERY  OIL,  LTD.,  a  Delaware  corporation,     )     Chapter  11
   Debtor.     )
     )     ORDER  OF  FINAL  DECREE
     )
     )     DATE:  JULY  15,  1996
     )     TIME:  2  P.M.
     )     PLACE:  COURTROOM  1668

     A hearing having been held pursuant to the court's order the debtor's counsel, Russell H. Rapoport of Plotkin, Rapoport & Nahmias having appeared,
     WHEREUPON, after reviewing the file, and being duly advised in the premises, the Court enters the following findings and orders:
1. Adequate notice having been given and no objections have been timely filed; accordingly, the requirement of notice and hearing have been satisfied.
2. The status of consummation of the Confirmed Plan of Reorganization in this case entitles the Debtor to a final decree.
3. This Chapter 11 case should be and hereby is closed; provided, however, that jurisdiction is expressly reserved to reopen this case in the event interpretation, modification, or enforcement of the Confirmed Plan of Reorganization is required.

Dated:  7/9/96

          BARRY  RUSSELL
     -------------------
     Honorable  Barry  Russell,
     United  States  Bankruptcy  Judge




















Exhibit 99.3


Russell  H.  Rapoport,  Esq.,  SB#  58083
PLOTKIN,  RAPOPORT  &  NAHMIAS
16633  Ventura  Blvd.,  Suite  800
Encino,  CA  91436-1836
(818)  906-1600

Attorneys  for  Discovery  Oil
RHR/svp


                         UNITED STATES BANKRUPTCY COURT
                     FOR THE CENTRAL DISTRICT OF CALIFORNIA

In  re:     )     Case  No.:  No.  LA  86-14243  BR
DISCOVERY  OIL,  LTD.,  a  Delaware  corporation,     )     Chapter  11
   Debtor.     )
     )     ORIGINAL  SIGNATURE  OF  ANDREW IPPOLITO TO THE DECLARATION OF ANDREW
IPPOLITO RE POST-CONFIRMATION EVENTS IN RESPONSE TO ORDER FOR AND NOTICE OF HEARING ENTERED JUNE 11, 1996
     )
     )     DATE:  JULY  15,  1996
     )     TIME:  2  P.M.
     )     PLACE:  COURTROOM  1668

     Attached hereto as Exhibit "A" and incorporated herein by this reference is page 2 of the DECLARATION OF ANDREW IPPOKITO RE POST-CONFIRMATION EVENTS IN RESPONSE TO ORDER FOR AND NOTICE OF HEARING ENTERED JUNE 11, 1996 which has previously been filed with the above-entitled Court bearing facsimile signature. Said Exhibit "A" bears the original signature of ANDREW IPPOLITO thereon.





with  information  from  recollection  for  the  court's  assistance.
3. The Confirmation of its Chapter 11 Plan of Reorganization, Discovery Oil continued operation of its business. By August 15, 1988, all distributions required  to  be  made  under  the  plan  were  made.
4. Unfortunately, business operations of Discovery Oil did not prove successful. The Plan was primarily based upon the acquisition of Crystal River Refining Company, and the contemplated operation of that business. The operations of Crystal River proved unsatisfactory, a lawsuit was brought by Discovery for breach of the acquisition agreement and a judgment obtained by the judgment proved uncollectible as the judgment debtors filed a Chapter 7 bankruptcy and their estate were assetless.
5. At this point, Discovery Oil is still an existing corporation with 5700 shareholders, but is little more than a shell corporation which could be used as a vehicle to quickly make a private corporation into a public corporation through substantial expense would to be incurred to do so to bring the corporation into compliance with requirements of the Securities and Exchange Commission.
6. The only prospect the shareholders have for any recovery of their stock is maintenance of the status quo since the confirmed Plan was performed, an ORDER OF FINAL DECREE would seemingly be appropriate. A proposed ORDER OF FINAL DCECREE is submitted herewith.
     I declare under penalty of perjury that the foregoing is true and correct. Executed this 26th day of June, 1996, in Malibu, California.
                /S/
                    --------------
                ANDREW  IPPOLITO,  Declarant